Exhibit 10.1

THIRD AMENDMENT TO CONVERTIBLE UNSECURED PROMISSORY NOTE

This Third Amendment to Convertible Unsecured Promissory Note (this “Third Amendment”) is entered into as of June 6, 2023 (“Effective Date”) by and between SemiLEDs Corporation (“Borrower”) and Simplot Taiwan Inc. (“Lender”) (Borrower and Lender are hereinafter collectively referred to as “Parties”, and individually a “Party”)

WHEREAS, Borrower and J. R. Simplot Company (the “Original Noteholder”) entered into that certain Convertible Unsecured Promissory Note as of November 25, 2019 (the “Original Note”), and amended on May 26, 2021 to (i) document the change of the amount of the Original Note and (ii) extend the Maturity Date of the Original Note, the Maturity Date thereunder being May 30, 2022; and further amended on May 30, 2022 to extend the Maturity Date of the Original Note; the Maturity Date thereunder being May 30, 2023 (the “Amendments”, and together with the Original Note, the “Note”).

NOW, THEREFORE, the Parties desire to extend the Maturity Date of the Note.

1.
In addition to the terms defined elsewhere in this Third Amendment, capitalized terms used in this Third Amendment shall have the same meanings ascribed to them in the Note.
2.
The Parties agree that the total principal amount outstanding under the Note is $1,200,000.
3.
The Parties agree that the Maturity Date of the Note is extended to May 30, 2024.
4.
The Parties agree that the Convertible Price per share is revised from the current $3.00 to $2.046.
5.
Unless otherwise expressly provided herein, all other terms and conditions in the Note shall remain in full force and effect.
6.
This Third Amendment shall be deemed as an integral part of the Note but shall take precedence if there is any discrepancy between this Third Amendment and the Note.
7.
This Third Amendment may be executed, including execution by email, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

The Parties hereto have caused this Third Amendment to be executed and delivered as of the Effective Date.

SemiLEDs Corporation

By: /s/ Trung Tri Doan

Name: Trung Tri Doan

Title: Chief Executive Officer

Simplot Taiwan Inc.

By: /s/ Scott R. Simplot

Name: Scott R. Simplot

Title: Director_______